Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-121940, 333-102765, 333-102764, and 333-85194 on Form S-8 of our report dated March 1, 2010 (June 7, 2010 as to Note 18) relating to the consolidated financial statements of Carmike Cinemas, Inc. and subsidiaries (the “Company”) appearing in the Company’s Current Report on Form 8-K dated June 7, 2010.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
June 7, 2010